September 30, 1998

Southwestern Energy Company
1083 Sain Street
Fayetteville, AR  72703

Ladies and Gentlemen:

         I am Assistant Secretary of Southwestern Energy Company, an Arkansas corporation (the "Company"), and as such have assisted the Company in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement"), relating to 616,480 shares of the Company's common stock, par value $.10 per share, including related common stock purchase rights (the "Shares"), issuable under the Company's 1993 Stock Incentive Plan and under stock option and restricted stock agreements (collectively, the "Plans").

         I have reviewed the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, I have assumed the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies.

         Based on the foregoing, it is my opinion that the Shares have been duly authorized by all necessary corporate action of the Company, and the Shares, when issued and paid for in accordance with the terms of the Plans and at a price per share in excess of the par value per share for such Shares, will be legally issued, fully paid, and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading "Legal Opinion" in the Prospectus constituting a part of the Registration Statement without admitting that I am an "expert" under the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,



Jeffrey L. Dangeau
Attorney and Assistant Secretary

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